EXHIBIT 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Principal Financial Officer of Puget Technologies, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Second Amended Annual Report on Form 10-K of Puget Technologies, Inc. for the year ended October 31, 2013

The undersigned certifies that such Amended 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Amended 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Puget Technologies, Inc. as of October 31, 2013.

This Certification is executed as of July 28, 2014.

By:	/s/Gary Valentine
Gary Valentine President (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Puget Technologies, Inc. and will be retained by Puget Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.